January 15, 2013

Corinthian Development LLC, is lending Innovative Designs, Inc the amount of $20,000 Dollars at an interest rate of 10%. Repayment of $22,000, interest included, will be made on May 15, 2013.

/s/ Dean Kolocouris
Dean Kolocouris

/s/ Joseph Riccelli
Joseph Riccelli, CEO